CERTIFICATE OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.

        We, the undersigned do hereby certify as follows:

     1. We are President and Secretary, respectively of World Wide Wireless Communications, Inc., a Nevada Corporation.

     2. Article 3 of the Articles of Incorporation of this corporation is hereby amended to read as follows:

          The corporation is authorized to issue two classes of shares designated respectively as "Common Stock" and "Preferred Stock". This corporation is authorized to issue three hundred (300) million shares of Common Stock with a $ .001 par value and ten (10) million shares of Preferred Stock with a $.001 par value .

          The Preferred Stock may be divided into such number of series, as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares and the designation of any series of Preferred Stock. The board of directors may, within the limits stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     3. The foregoing amendment was duly approved by a resolution of the Board of Directors.

     4. The foregoing amendment was duly approved by a majority of the corporation's shares outstanding and entitled to vote as of the record date, and in accordance with Section 78.830 of the Nevada Corporations Code.

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          The undersigned declares under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of his own knowledge.

          March 7, 2001



          ------------------------
          Douglas Haffer, President



          ------------------------
          Harry Kraatz, Secretary


[SIGNATURE PAGE FOR CERTIFICATE OF AMENDMENT EFFECTUATING NAME CHANGE]



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